Exhibit 1

                           BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                               Six months ended
                                                                 June 30, 2002
                                                           ($ million, except ratios)
                                                                   (Unaudited)


Profit before taxation                                               5,926

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                       (163)

Captalized interest                                                    (40)

                                                                   -------
Profit as adjusted                                                   5,723
                                                                   -------

Fixed charges:

   Interest net of interest expense of joint ventures and
   associated undertakings and unwinding of discount
   for provisions                                                      488
   Rental expense representative of interest                           225
   Capitalized interest                                                 40
                                                                   -------
                                                                       753
                                                                   -------

Total adjusted earnings available for payment of fixed charges       6,476
                                                                   =======

Ratio of earnings to fixed charges                                     8.6
                                                                   =======

Total  adjusted   earnings   available  for  payment  of  fixed
charges, after takingaccount of  adjustments  to profit  before
taxation  to accord with US GAAP (a)                                 7,758
                                                                   =======

Ratio of earnings to fixed charges with  adjustments  to accord
with US GAAP                                                          10.3
                                                                   =======

_______________

(a)  See Note 15 of Notes to Consolidated Financial Statements.